FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this "First Amendment") is made and entered into effective as of December ___, 2008, by and TR LBJ CAMPUS PARTNERS, L.P., ("Landlord") and American Caresource Holdings, Inc. ("Tenant").

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated as of June 14, 2006 (the "Lease"), with respect to certain Premises defined therein located at 5429 LBJ Freeway, Dallas County, Texas (the "Building"), which Lease is incorporated herein by reference; and

WHEREAS, Landlord and Tenant have agreed to add 9,354 square feet of rentable area to the Premises covered by the Lease and to provide for certain improvements to be made by Landlord, on the terms set forth in this First Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the mutual agreements set forth in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant have agreed, and do hereby agree to amend the Lease, as follows:

1. All terms used herein and not specifically defined shall have the same meaning herein as is ascribed to them in the Lease.

2. On February 1, 2009 (the "First Portion Commencement Date"), the Premises will be increased from 9,349 rentable square feet (the "Original Premises") to 16,449 square feet of rentable area by adding to the Original Premises 7,100 square feet of rentable area (the "First Portion") as outlined on the drawing attached hereto as Exhibit A.

3. On February 1, 2010, (the "Second Portion Commencement Date") the Premises will be increased again from 16,449 rentable square feet to 18,703 by adding to the Premises 2,254 square feet of rentable area (the "Second Portion") as outlined on the drawing attached hereto as Exhibit A.

4. Effective February 1, 2009, the monthly rental installments for the Premises will be as follows, and Paragraph 1.(f) of the Lease will be deleted in its entirety and replaced with the following:

Monthly Rental Installment:

February 1, 2009 – March 31, 2009: (assumes occupancy of the Original Premises but not necessarily the First Portion)	$15,581.67
April 1, 2009 – January 31, 2010: (assumes occupancy of the Original Premises and First Portion)	$27,415.00
February 1, 2010 – September 30, 2010: (assumes occupancy of the Original Premises, First Portion and Second Portion)	$32,146.05
October 1, 2010 – January 31, 2011: (assumes occupancy of the Original Premises, First Portion and Second Portion)	$32,925.13
February 1, 2011 – January 31, 2012: (assumes occupancy of the Original Premises, First Portion and Second Portion)	$33,120.00
February 1, 2012 – January 31, 2013: (assumes occupancy of the Original Premises, First Portion and Second Portion)	$33,509.75
February 1, 2013 – March 31, 2013 (assumes occupancy of the Original Premises, First Portion and Second Portion)	$34,289.25

For the period February 1, 2009-January 31, 2010, Tenant shall pay Tenant's Share of Electrical Costs on the entire Original Premises and the First Portion. For the period February 1, 2010-March 31, 2013, Tenant shall pay Tenant's Share of Electrical Costs on the entire Original Premises, the First Portion, and the Second Portion. Rent for the period prior to February 1, 2009 is not affected by this First Amendment.

Tenant may accelerate the take down of the Second Portion at any time prior to the required date above upon prior written notice to Landlord. Such notice will contain an unconditional promise by Tenant to commence paying all applicable rent on the Second Portion at the rate stated above for the pertinent accelerated time frame upon substantial completion of applicable tenant finish improvements. Landlord will complete required tenant finish improvements to the Second Portion in accordance with the applicable Work Letter Agreement attached hereto and within time periods that would be considered commercially acceptable.

5. Landlord has agreed to perform certain work in the First Portion and Second Portion. The Work Letter Agreement attached hereto as Exhibit B contains the agreements of Landlord and Tenant with respect to that work.

6. As of the First Portion Commencement Date, Exhibit "B" of the Original Lease shall be amended to reflect that the Basic Cost Stop for the First Portion and Second Portion is calendar year 2009.

7. As of the First Portion Commencement Date, Exhibit "F" of the Original Lease shall be amended to reflect that Tenant shall be permitted to use up to twenty-seven (27) additional undesignated parking spaces and three (3) additional reserved parking spaces in an area to be designated by Landlord in the

Parking Garage at no charge during the Term. Landlord will also allow Tenant the use of seven (7) additional undesignated parking spaces on a month-to-month basis. Should the Building's leased level reach 90% at any time during the remaining Lease term (and Landlord determines in their reasonable estimation that garage has reached capacity) , Landlord may recall the seven (7) spaces by providing Tenant thirty (30) days' written notice.

8. Tenant may, at Tenant's expense, install one (1) sign for the display of Tenant's name, "American Caresource Holdings, Inc.," (which may change from time to time) on the existing exterior monument sign located in front of the Building, provided Tenant obtains any necessary approvals from the City of Dallas and all other governmental authorities having jurisdiction thereof. The precise location, type, design, size, construction, and other characteristics and qualities of Tenant's sign shall be subject to approval by Landlord and shall be comparable to the other signs presently located on the existing monument sign. Tenant shall at its expense pay for all costs, utilities, and insurance related to Tenant's sign in accordance with the terms of invoices therefor. Upon expiration or earlier termination of the Lease or Tenant's possession rights in the Premises and upon Landlord's request, Tenant shall, at its sole cost and expense, remove its sign, repair any and all damage caused by such removal, and return the monument sign to the condition in which it was received by Tenant.

9. "RIDER NO. 201 – SUBORDINATE RIGHT OF FIRST REFUSAL" is hereby deleted in its entirety and Rider No. 201 attached hereto is inserted in place thereof.

10. Except as herein provided to the contrary, Tenant's lease of the Premises from Landlord shall be on the same terms and conditions as those specified in the Lease.

11. The Lease (as amended by this First Amendment) remains in full force and effect and is hereby ratified and affirmed.

12. This First Amendment (including the Work Letter Agreement annexed hereto), together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this First Amendment, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. The terms and conditions of this First Amendment may not be amended or otherwise affected except by instrument in writing executed by Landlord and Tenant.

13. The submission of this First Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect hereto unless and until Landlord shall execute a copy of this First Amendment and deliver the same to Tenant.

IN WITNESS WHEREOF, this First Amendment is hereby executed effective as of the day and year first set forth above.

LANDLORD:

TR LBJ CAMPUS PARTNERS, L.P.,
a Georgia limited partnership

By: Thompson Realty Development Corporation,
a Texas corporation

By: ______________________________
W. T. Field, President

TENANT:

AMERICAN CARESOURCE HOLDINGS, INC.

By: ______________________________

Name: ______________________________

Title: ______________________________

EXHIBIT A

SITE PLAN

American Caresource Holdings, Inc.
5429 LBJ Freeway
Suites 700/850
Dallas, Texas 75240

Original Premises:	9,349 rentable square feet
First Portion :	7,100 rentable square feet
Second Portion:	2,254 rentable square feet
Premises:	18,703 rentable square feet


ORIGINAL PREMISES 9,349 RSF
N

THOMPSON REALTY CORPORATION 972.644.2400

THE CROSSINGS
5429 LBJ Freeway Dallas, Texas 75240

FLOOR: 7TH
DATE: 05/21/08

ENTOS Design

EXHIBIT A

SITE PLAN (CONT'D)

American Caresource Holdings, Inc.
5429 LBJ Freeway
Suites 700/850
Dallas, Texas 75240

Original Premises:	9,349 rentable square feet
First Portion :	7,100 rentable square feet
Second Portion:	2,254 rentable square feet
Premises:	18,703 rentable square feet



SECOND PORTION 2,254 RSF
FIRST PORTION 7,100 RSF
MECHANICAL
ELEC
WOMEN

EXHIBIT B

WORK LETTER AGREEMENT
FOR THE FIRST PORTION

American Caresource Holdings, Inc.
5429 LBJ Freeway
Suite 850
Dallas, Texas 75240

Re: First Portion, 7,100 rentable square feet, Suite 850, 5429 LBJ Freeway, Dallas, Texas.

Gentlemen:

American Caresource Holdings, Inc. (hereinafter referred to as **"Tenant"**) and TR LBJ Campus Partners, L.P. (hereinafter referred to as **"Landlord"**) are executing, simultaneously with this **"Work Letter Agreement"** (herein so called), a written First Amendment to Office Lease (the **"First Amendment"**) covering the space referred to above (hereinafter called the **"First Portion"**).

To induce Tenant to enter into such First Amendment (which is hereby incorporated by reference) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1. **Final Plans**. Tenant shall be allowed to utilize its designated space planner, architect and/or engineer, the following Building Standard (hereinafter defined) space plans and architectural and mechanical drawings and specifications (hereinafter collectively referred to as the **"Final Plans"**), to be drawn for the First Portion on Tenant's behalf and such Final Plans shall be in accordance with the attached "Preliminary Space Plan":

(a) Complete Building Standard **"Space Plans"** (herein so called) for the layout of the First Portion;

(b) Complete, finished and detailed 1/8 inch scale architectural drawings and specifications for Tenant's partition layout, reflected ceiling, telephone and electrical outlets, and finish schedule for the work to be done by Landlord under Paragraph 3 hereof (the **"Construction Plans"**); and

(c) Complete Building Standard mechanical plans and specifications where necessary for installation of normal air conditioning system and duct work and heating and electrical facilities for the work to be done by Landlord under Paragraph 3 hereof (the **"MP & E Plans"**).

Tenant shall pay all costs of preparing the Final Plans, subject, however, to the reimbursement provisions of Paragraph 7 below.

2. **Preparation of Final Plans; Changes to Final Plans**. Tenant covenants and agrees to furnish to Landlord Space Plans, the Construction Plans and the M P & E Plans on or before December 18, 2008. Within five (5) business days after receipt thereof, Landlord shall approve the Space Plans, Construction Plans and M P & E Plans or indicate what changes, if any, that it requests to be made. Such proposed changes, if any, shall be submitted to Tenant in writing for Tenant's approval. If within five (5) business days after receipt thereof, Landlord fails to approve any of the Space Plans, Construction Plans and M P & E Plans or if Landlord fails to propose in writing any changes to be made to such Space Plans, Construction Plans and M P & E Plans, then Landlord shall be deemed to have approved each of same. Any redrawing of all or any of the Final Plans occasioned by Landlord after Landlord's approval (or deemed approval) thereof as well as any changes requested by Landlord in connection with its initial review of the Final Plans which are agreed to by Tenant shall be at Landlord's sole cost and expense.

3. **Construction of Improvements**. Provided that Tenant has not committed an event of default pursuant to Paragraph 20 of the Lease (beyond any applicable grace, notice or cure period), Landlord agrees to cause the improvements to the First Portion to be constructed pursuant to and in substantial accordance with the Final Plans which Landlord shall have approval rights thereon, in Landlord's reasonable discretion. The construction of such improvements in the First Portion shall be at Tenant's sole cost and expense, subject, however to the reimbursement provisions of Paragraph 7 below. The timing of such construction will be structured to achieve delivery of space in accordance with Paragraph 2 of the First Amendment. Tenant acknowledges that all work done in the First Portion pursuant to this Work Letter Agreement shall be performed by a contractor (and such subcontractors, suppliers and laborers) designated by Landlord, and mutually agreed to by Landlord and Tenant. Notwithstanding anything to the contrary set forth herein, Tenant will submit a list of two (2) recommended contractors to include in the bid process and may specifically include Scott & Reid General Contractors and Abstract Construction to participate in the bid process. Tenant shall have the right to be present at bid opening, receive copies of all bids and participate in the final selection of the general contractor for the project. Upon project completion, Landlord will prepare a final project cost accounting, with supporting documents, and submit to tenant for approval. Tenant shall have the right to audit Landlord's books regarding all project costs. Landlord shall award the construction contract to the lowest qualified bidder which is acceptable to Landlord and Tenant ("Contractor") after the foregoing bid review and related negotiations. The construction contract shall provide a warranty on all work for a period of at least one (1) year.

4. **Condition of First Portion**. The First Portion is in shell condition. Notwithstanding anything to the contrary set forth herein, Landlord shall provide, at Landlord's sole cost and expense, outside of the Credit (as such term is defined in paragraph 7 hereinbelow), the existing ceiling grid and lights that are currently in place and shall supply all the required ceiling tiles, stacked on the floor.

5. **Modifications**. To the extent that the Final Plans call for any modifications (herein **"Modifications"**) the costs of such Modifications shall be borne solely by Tenant, subject, however to the reimbursement provisions of Paragraph 7 below. By way of example, and not by way of limitation, the following shall each be examples of Modifications:

(a) Any modifications to the existing sprinkler system, or the moving of existing sprinkler heads, or the installation of additional sprinkler heads.

(b) Any modifications to the existing HVAC system, the moving of the existing duct work and/or diffusers, or the installation of additional duct work and/or diffusers.

(c) Any rewiring of existing junction boxes, relocation of existing junction boxes, or installation of additional junction boxes.

6. **Building Standard**. Tenant shall be required to use (except to the extent mutually agreed to between Landlord and Tenant, and specified in the Final Plans), and the Final Plans shall specify Building Standard (a) light fixtures, (b) doors, and (c) hardware throughout the First Portion and the costs of purchasing and installing each of the foregoing Building Standard items shall be borne solely by Tenant, subject, however to the reimbursement provisions of Paragraph 7 below. Whenever the term **"Building Standard"** is used in this Work

Letter Agreement, it shall mean the exclusive type, brand, quality, and/or quantity of materials Landlord designates from time to time to be the quality or quantity to be used in the Building.

7. **Payment of Costs; Credit.** Upon completion of final cost figures for the construction of the improvements, Landlord and the approved contractor shall enter into a contract for construction of the improvements in the form of an appropriate AIA document where the basis of payment is the cost of the work plus a fee with a guaranteed maximum cost, and Landlord shall cause the contractor, as the general contractor to proceed with the construction of the improvements. Tenant agrees to pay Landlord, within thirty (30) days after being billed therefor, the actual cost of any work beyond the Credit. The construction of the improvements shall be completed in a good and workmanlike manner, substantially in accordance with the Final Plans, and shall be in accordance with all applicable federal, state and local laws, rules and regulations, including any amendments thereto. Landlord and Tenant hereby agree that a fee of five percent (5%) of the hard costs for such work (which shall be split 50% - 50% between Thompson Realty Corporation and CB Richard Ellis) shall be payable from the Credit Notwithstanding the above, so long as no event of default (beyond any applicable grace, notice or cure period), shall have occurred, Landlord shall credit Tenant in an amount not to exceed $35.00 per square foot of rentable area in the First Portion (the "**Credit**"), such Credit to be applied only against sums due for completion of the improvements, including costs for architectural design and engineering, voice and data cabling, security, move and project management. .

8. **Delays.** It is agreed that if Landlord shall be delayed in substantially completing the work to be performed by Landlord pursuant to this Work Letter Agreement as a result of:

(a) Tenant's failure to timely furnish information or specifications in accordance with Paragraph 2 above; or

(b) Tenant's request for materials, finishes or installations other than Landlord's Building Standard; or

(c) Tenant's changes in or modifications to any plans and specifications or any of the Final Plans; or

(d) The performance of any work in First Portion by a person, firm or corporation employed by Tenant; (all such persons, firms or corporations being subject to the approval of Landlord):

Tenant's obligation for payment of rental under the Lease (as affected by such waiver) shall be accelerated by the number of days of such delay.

9. **Entry by Tenant's Agents.** Landlord will permit Tenant and its agents to enter the First Portion at least fifteen (15) days prior to the date specified for the commencement of Tenant's occupancy under the Lease, in order that Tenant may perform through its own contractors (to be first approved by Landlord) such other work and decorations as Landlord may reasonably approve at the same time that Landlord's contractors are working in the First Portion. The foregoing license to enter prior to the commencement of the lease term, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other tenant or their contractors. Such license is further conditioned upon workers' compensation and public liability insurance for bodily injury and property damage, all in amounts and with companies and on forms satisfactory to Landlord, being provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and certificates of such insurance being furnished to Landlord prior to proceeding with the work. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry conditions shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to commencement of the lease term, the same being solely at Tenant's risk, and Tenant shall hold Landlord harmless from any claim, demand or action arising from activities of Tenant's contractors, workmen or mechanics.

10. Within thirty (30) days after the Commencement Date for the First Portion, Landlord and Tenant shall together conduct an inspection of the First Portion and prepare a "punch list" setting forth any portions of the construction work that are not in conformity with the Final Plans. Landlord, as part of the construction work, shall use all reasonable efforts to correct all such items within a commercially reasonable time following completion of the punch list.

If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below whereupon this work letter shall become a binding agreement between us.

Yours very truly,

TR LBJ CAMPUS PARTNERS, L.P.,
a Georgia limited partnership

By: Thompson Realty Development Corporation,
a Texas corporation
its general partner

By: ____________________
W. T. Field, President

AGREED TO AND ACCEPTED
as of the _______ day of December, 2008.

American Caresource Holdings, Inc.

By: ____________________

Name: ____________________

Title: ____________________

WORK LETTER AGREEMENT
FOR THE SECOND PORTION

American Caresource Holdings, Inc.
5429 LBJ Freeway
Suite 850
Dallas, Texas 75240

Re: Second Portion, 2,254 rentable square feet, Suite 850, 5429 LBJ Freeway, Dallas, Texas.

Gentlemen:

American Caresource Holdings, Inc. (hereinafter referred to as "**Tenant**") and TR LBJ Campus Partners, L.P. (hereinafter referred to as "**Landlord**") are executing, simultaneously with this "**Work Letter Agreement**" (herein so called), a written First Amendment to Office Lease (the "**First Amendment**") covering the space referred to above (hereinafter called the "**Second Portion**").

To induce Tenant to enter into such First Amendment (which is hereby incorporated by reference) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1. **Final Plans**. Tenant shall be allowed to utilize its designated space planner, architect and/or engineer, the following Building Standard (hereinafter defined) space plans and architectural and mechanical drawings and specifications (hereinafter collectively referred to as the "**Final Plans**"), to be drawn for the Second Portion on Tenant's behalf and such Final Plans shall be in accordance with the attached "Preliminary Space Plan":

(a) Complete Building Standard "**Space Plans**" (herein so called) for the layout of the Second Portion;

(b) Complete, finished and detailed 1/8 inch scale architectural drawings and specifications for Tenant's partition layout, reflected ceiling, telephone and electrical outlets, and finish schedule for the work to be done by Landlord under Paragraph 3 hereof (the "**Construction Plans**"); and

(c) Complete Building Standard mechanical plans and specifications where necessary for installation of normal air conditioning system and duct work and heating and electrical facilities for the work to be done by Landlord under Paragraph 3 hereof (the "**MP & E Plans**").

Tenant shall pay all costs of preparing the Final Plans, subject, however, to the reimbursement provisions of Paragraph 7 below.

2. **Preparation of Final Plans; Changes to Final Plans**. Tenant covenants and agrees to furnish to Landlord Space Plans, the Construction Plans and the M P & E Plans within ____ days of notice from Tenant that it intends to expand into the Second Portion Within five (5) business days after receipt thereof, Landlord shall approve the Space Plans, Construction Plans and M P & E Plans or indicate what changes, if any, that it request to be made. Such proposed changes, if any, shall be submitted to Tenant in writing for Tenant's written approval. If within five (5) business days after receipt thereof, Landlord fails to approve any of the Space Plans, Construction Plans and M P & E Plans or if Landlord fails to propose in writing any changes to be made to such Space Plans, Construction Plans and M P & E Plans, then Landlord shall be deemed to have approved each of same. Any redrawing of all or any of the Final Plans occasioned by Landlord after Landlord's approval (or deemed approval) thereof as well as any changes requested by Landlord in connection with its initial review of the Final Plans which are agreed to by Tenant shall be at Landlord's sole cost and expense.

3. **Construction of Improvements**. Provided that Tenant has not committed an event of default pursuant to Paragraph 20 of the Lease (beyond any applicable grace, notice or cure period), Landlord agrees to cause the improvements to the Second Portion to be constructed pursuant to and in substantial accordance with the Final Plans which Landlord shall have approval rights thereon, in Landlord's reasonable discretion. The construction of such improvements in the Second Portion shall be at Tenant's sole cost and expense, subject, however to the reimbursement provisions of Paragraph 7 below. The timing of such construction will be structured to achieve delivery of space in accordance with Paragraph 2 of the First Amendment. Tenant acknowledges that all work done in the Second Portion pursuant to this Work Letter Agreement shall be performed by a contractor (and such subcontractors, suppliers and laborers) designated by Landlord and mutually agreed to by Landlord and Tenant. Notwithstanding anything to the contrary set forth herein, Tenant will submit a list of two (2) recommended contractors to include in the bid process and may specifically include Scott & Reid General Contractors and Abstract Construction to participate in the bid process. Tenant shall have the right to be present at bid opening, receive copies of all bids and participate in the final selection of the general contractor for the project. Upon project completion, Landlord will prepare a final project cost accounting, with supporting documents, and submit to tenant for approval. Tenant shall have the right to audit Landlord's books regarding all project costs. Landlord shall award the construction contract to the lowest qualified bidder which is acceptable to Landlord and Tenant ("Contractor") after the foregoing bid review and related negotiations. The construction contract shall provide a warranty on all work for a period of at least one (1) year.

4. **Condition of Second Portion**. The Second Portion is in shell condition. Notwithstanding anything to the contrary set forth herein, Landlord shall provide, at Landlord's sole cost and expense, outside of the Credit (as such term is defined in paragraph 7 hereinbelow), the existing ceiling grid and lights that are currently in place and shall supply all the required ceiling tiles, stacked on the floor.

5. **Modifications**. To the extent that the Final Plans call for any modifications (herein "**Modifications**") the costs of such Modifications shall be borne solely by Tenant, subject, however to the reimbursement provisions of Paragraph 7 below. By way of example, and not by way of limitation, the following shall each be examples of Modifications:

(a) Any modifications to the existing sprinkler system, or the moving of existing sprinkler heads, or the installation of additional sprinkler heads.

(b) Any modifications to the existing HVAC system, the moving of the existing duct work and/or diffusers, or the installation of additional duct work and/or diffusers.

(c) Any rewiring of existing junction boxes, relocation of existing junction boxes, or installation of additional junction boxes.

6. **Building Standard**. Tenant shall be required to use (except to the extent mutually agreed to between Landlord and Tenant and specified in the Final Plans), and the Final Plans shall specify Building Standard (a) light fixtures, (b) doors, and (c) hardware throughout the Second Portion and the costs of purchasing, and installing each of the foregoing Building Standard items shall be borne solely by Tenant, subject, however to the reimbursement provisions of Paragraph 7 below. Whenever the term "**Building Standard**" is used in this Work

Letter Agreement, it shall mean the exclusive type, brand, quality, and/or quantity of materials Landlord designates from time to time to be the quality or quantity to be used in the Building.

7. **Payment of Costs; Credit.** Upon completion of final cost figures for the construction of the improvements, Landlord and the approved contractor shall enter into a contract for construction of the improvements in the form of an appropriate AIA document where the basis of payment is the cost of the work plus a fee with a guaranteed maximum cost,, and Landlord shall cause the contractor, as the general contractor to proceed with the construction of the improvements. Tenant agrees to pay Landlord, within thirty (30) days after being billed therefor, the actual cost of any work beyond the Credit. The construction of the improvements shall be completed in a good and workmanlike manner, substantially in accordance with the Final Plans, and shall be in accordance with all applicable federal, state and local laws, rules and regulations, including any amendments thereto. Landlord and Tenant hereby agree that a fee of five percent (5%) of the hard costs of such work (which shall be split 50% - 50% between Thompson Realty Corporation and CB Richard Ellis) shall be payable from the Credit. Notwithstanding the above, so long as no event of default (beyond any applicable grace, notice or cure period) shall have occurred, Landlord shall credit Tenant in an amount not to exceed the product of the equation where the numerator is the number of months remaining on the Lease term and the denominator is the fifty (50) months times $35.00 per square foot of rentable area in the Second Portion; for example 38 divided by 50 times $35.00 = $26.60 (the "**Credit**"), such Credit to be applied only against sums due for completion of the improvements, including costs for the architectural design and engineering, voice and data cabling, security, move and project management.

8. **Delays.** It is agreed that if Landlord shall be delayed in substantially completing the work to be performed by Landlord pursuant to this Work Letter Agreement as a result of:

(a) Tenant's failure to timely furnish information or specifications in accordance with Paragraph 2 above; or

(b) Tenant's request for materials, finishes or installations other than Landlord's Building Standard; or

(c) Tenant's changes in or modifications to any plans and specifications or any of the Final Plans; or

(d) The performance of any work in Second Portion by a person, firm or corporation employed by Tenant; (all such persons, firms or corporations being subject to the approval of Landlord);

Tenant's obligation for payment of rental under the Lease (as affected by such waiver) shall be accelerated by the number of days of such delay.

9. **Entry by Tenant's Agents.** Landlord will permit Tenant and its agents to enter the Second Portion at least fifteen (15) days prior to the date specified for the commencement of Tenant's occupancy under the Lease, in order that Tenant may perform through its own contractors (to be first approved by Landlord) such other work and decorations as Landlord may reasonably approve at the same time that Landlord's contractors are working in the Second Portion. The foregoing license to enter prior to the commencement of the lease term, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other tenant or their contractors. Such license is further conditioned upon workers' compensation and public liability insurance for bodily injury and property damage, all in amounts and with companies and on forms satisfactory to Landlord, being provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and certificates of such insurance being furnished to Landlord prior to proceeding with the work. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry conditions shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to commencement of the lease term, the same being solely at Tenant's risk, and Tenant shall hold Landlord harmless from any claim, demand or action arising from activities of Tenant's contractors, workmen or mechanics.

10. Within thirty (30) days after the Commencement Date for the Second Portion, Landlord and Tenant shall together conduct an inspection of the First Portion and prepare a "punch list" setting forth any portions of the construction work that are not in conformity with the Final Plans. Landlord, as part of the construction work, shall use all reasonable efforts to correct all such items within a commercially reasonable time following completion of the punch list.

If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below whereupon this work letter shall become a binding agreement between us.

Yours very truly,

TR LBJ CAMPUS PARTNERS, L.P.,
a Georgia limited partnership

By: Thompson Realty Development Corporation,
a Texas corporation
its general partner

By: ______________________
W. T. Field, President

AGREED TO AND ACCEPTED
as of the _______ day of December, 2008.

American Caresource Holdings, Inc.

By: ______________________

Name: ______________________

Title: ______________________

RIDER NO. 201

SUBORDINATE RIGHT OF FIRST REFUSAL

Provided this Lease is then in full force and effect and no event of default, as defined in Paragraph 20 of this Lease, shall have occurred and be continuing and subject to the rights of existing tenants under leases in place on the date hereof, Tenant shall have the right of first refusal as hereinafter described to lease all or any part of the space (the "Right of First Refusal Space") that becomes available on the 7th or 8th floor of the Building at such time as Landlord engages in negotiations with a prospective tenant, such Right of First Refusal is subject to similar rights that are currently contained in existing leases, exercisable at the following times and upon the following conditions:

1. If Landlord enters into a bona-fide letter of intent with a prospective tenant to lease all or any part of the Right of First Refusal Space, Landlord shall notify Tenant of such fact and shall include the form of notice attached as Addendum A to this Rider. Tenant shall have a period of five (5) business days from the date of delivery of the notice to notify Landlord whether Tenant elects to exercise the right granted hereby to lease the pertinent portion of the Right of First Refusal Space. If Tenant fails to give any notice to Landlord within the required five (5) business day period, Tenant shall be deemed to have waived its right to lease the pertinent portion of the Right of First Refusal Space.

2. If Tenant so waives its right to lease the pertinent portion of the Right of First Refusal Space (either by giving written notice thereof or by failing to give any notice), Landlord shall have the right to lease all or the applicable portion of the Right of First Refusal Space to the prospective tenant at substantially the same terms and conditions as the Landlord notification and upon the execution of such lease between Landlord and the prospective tenant this Right of First Refusal shall thereafter be null, void and of no further force or effect.

3. Upon the exercise by Tenant of its right of first refusal as provided in this Rider No. 201, Landlord and Tenant shall, within ten (10) days after Tenant delivers to Landlord notice of its election, and commence diligently pursuing a lease covering, or at Landlord's option amend this Lease to cover, the Right of First Refusal Space for the rent, for the term, and containing such other terms and conditions as Landlord notified Tenant pursuant to paragraph 1 above.

4. If landlord does not enter into a lease with such prospective tenant covering the Right of First Refusal Space, landlord shall not thereafter engage in other negotiations with respect to the Right of First Refusal Space without first complying with the provisions of this Rider No. 201.

4. Any assignment or subletting by Tenant, other than an assignment as a result of a merger or acquisition of tenant or a public offering of ownership interests in Tenant pursuant to Paragraph 11 of this Lease shall terminate the right of first refusal of Tenant contained herein.

Addendum A

FORM OF OFFER NOTICE

[Insert Date of Notice]

BY TELECOPY AND FEDERAL EXPRESS

____

____

____

Attention: ____________________

Re: Lease Agreement (the "**Lease**") dated ____________, 20__, between __________________, a ______________ ("**Landlord**"), and _____________ __________________, a ________________________ ("**Tenant**"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Pursuant to the Right of First Refusal attached to the Lease, this is an Offer Notice on Suite ______. The basic terms and conditions are as follows:

LOCATION:	________________________________
SIZE:	__________ rentable square feet
BASIC RENT RATE:	$______ per month
TERM:	________________________________
IMPROVEMENTS:	________________________________
COMMENCEMENT:	________________________________
PARKING TERMS:	________________________________
OTHER MATERIAL TERMS:	________________________________

Under the terms of the Right of First Refusal, you must exercise your rights, if at all, as to the Refusal Space on the depiction attached to this Offer Notice within five business days after Landlord delivers such Offer Notice. Accordingly, you have until 5:00 p.m. local time on ______________, 20___, to exercise your rights under the Right of First Refusal and accept the terms as contained herein, failing which your rights under the Right of First Refusal shall terminate and Landlord shall be free to lease the Refusal Space to any third party. If possible, any earlier response would be appreciated. Please note that your acceptance of this Offer Notice shall be irrevocable and may not be rescinded.

Upon receipt of your acceptance herein, Landlord and Tenant shall execute an amendment to the Lease memorializing the terms of this Offer Notice including the inclusion of the Refusal Space in the Premises; provided, however, that the failure by Landlord and Tenant to execute such amendment shall not affect the inclusion of such Refusal Space in the Premises in accordance with this Offer Notice.

THE FAILURE TO ACCEPT THIS OFFER NOTICE BY (1) DESIGNATING THE "ACCEPTED" BOX, AND (2) EXECUTING AND RETURNING THIS OFFER NOTICE TO LANDLORD WITHOUT MODIFICATION WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF TENANT'S RIGHTS UNDER THE RIGHT OF FIRST REFUSAL, AND TENANT SHALL HAVE NO FURTHER RIGHTS TO THE REFUSAL SPACE. THE FAILURE TO EXECUTE THIS LETTER WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF THIS OFFER NOTICE.

Should you have any questions, do not hesitate to call.

Sincerely,

____________________, a ______________

By: ________________________________
Name: ______________________________
Title: _______________________________

[please check appropriate box]

ACCEPTED ☐

REJECTED ☐

______________________________________,
a ____

By:__________________________________
Name:________________________________
Title:_________________________________
Date:_________________________________

Enclosure *[attach depiction of Refusal Space]*